Exhibit 99.5

PROXY

DETACH HERE	ZVRGS2

VARIAGENICS, INC.
60 Hampshire Street
Cambridge, Massachusetts 02139

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 28, 2003

THIS PROXY IS BEING SOLICITED BY VARIAGENICS, INC.’S BOARD OF DIRECTORS

     The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated December 13, 2002, in connection with the Special Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, January 28, 2003, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts and hereby appoints Joseph S. Mohr and Richard P. Shea, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Variagenics, Inc. registered in the name provided herein which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

     This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR ALL PROPOSALS. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

     SEE REVERSE SIDE FOR OTHER PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VARIAGENICS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Vote by Telephone

It’s fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Vote by Internet

It’s fast, convenient, and your vote is immediately
confirmed and posted.

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Follow these four easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Go to the Website http://www.eproxyvote.com/vgnx

3.	Enter your Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/vgnx anytime!

     Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE	ZVRGS1

☒	Please mark votes as in this example

		FOR	AGAINST	ABSTAIN

1.	Approval of the Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Inc., Vertical Merger Corp., a wholly-owned subsidiary of Hyseq and Variagenics, Inc., in which Vertical Merger Corp. will merge with and into Variagenics, with Variagenics surviving the merger as a wholly-owned subsidiary of Hyseq and with each outstanding share of Variagenics common stock being converted into the right to receive 1.6451 shares of Hyseq common stock.	☐	☐	☐
2.	The transaction of such other business as may properly come before the special meeting or any adjournment thereof.	☐	☐	☐

                                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date: